Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEBRASKA

In re:	)	Case No. 10-82436
)
)
PROFESSIONAL VETERINARY PRODUCTS, LTD,	)	CHAPTER 11
A NEBRASKA CORPORATION,	)
)
Debtor,	)
)

In re:	)	Case No. 10-82438
)
EXACT LOGISTICS, LLC,	)	CHAPTER 11
)
Debtor,	)
)
)
)

In re:	)	Case No. 10-82437
)
PROCONN, LLC,	)	CHAPTER 11
)
Debtor,	)
)
)
)

MONTHLY OPERATING REPORT FOR THE PERIOD
11/01/2010 THROUGH 11/30/2010
I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING CONSOLIDATED OPERATING REPORT, CONSISTING OF ONE (1) PAGE IS TRUE AND CORRECT.

Date Submitted December 14, 2010	/s/ Vicky Winkler
Vicky Winkler, President/CEO

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEBRASKA
CASE NAME: Summary Report for Professional Veterinary Products, LTD; Exact Logistics, LLC; ProConn, LLC
CASE NO.: 10-82436; 10-82438; 10-82437
Summary of Cash Receipts and Disbursements For The Above Noted Entity
For Period November 1-30, 2010

	Wells Fargo	FNBO	JP Morgan	Fulton Bank	Total
BEGINNING BALANCE (10/31/10)	$727,577.56	$4,960,275.85	$59,658.64	$0.00	$5,747,512.05

RECEIPTS:
1. Receipts from Operations	906,008.23	144,098.63	0.00	0.00	1,050,106.86
2. Receipts from Bulk Sale of Inventory	0.00	0.00	0.00	0.00	0.00
3. Receipts from Sale of Intangible Assets	0.00	0.00	0.00	0.00	0.00
4. Receipts from Sale of De Minimis Assets (1)	0.00	40,759.75	0.00	0.00	40,759.75
5. Receipts from Sale of Fixed Assets (1)	0.00	39,425.00	0.00	0.00	39,425.00
6. Other Receipts	0.00	44,912.58	0.00	0.00	44,912.58

TOTAL RECEIPTS	906,008.23	269,195.96	0.00	0.00	1,175,204.19

TRANSFERS:	(1,200,000.00)	1,142,645.73	57,354.27	0.00	(0.00)

DISBURSEMENTS:
3. Line of credit Wells Fargo	0.00	0.00	0.00	0.00	0.00

4. Payments to Officers and Directors:
a. Officers	0.00	38,207.71	0.00	0.00	38,207.71
b. Directors	0.00	0.00	0.00	0.00	0.00

Subtotal — payments to Officers and Directors	0.00	38,207.71	0.00	0.00	38,207.71

5. Taxes — personnel
a. Federal Income Tax	0.00	9,648.02	0.00	0.00	9,648.02
b. FICA withholdings	0.00	5,702.60	0.00	0.00	5,702.60
c. Medicare	0.00	2,195.10	0.00	0.00	2,195.10
d. Federal Unemployment	0.00	0.00	0.00	0.00	0.00
e. State Income Tax	0.00	3,619.77	0.00	0.00	3,619.77
f. State Unemployment	0.00	1.36	0.00	0.00	1.36
g. State Unemployment/Disability	0.00	0.00	0.00	0.00	0.00
h. Local Income Tax	0.00	16.92	0.00	0.00	16.92

Subtotal — taxes	0.00	21,183.77	0.00	0.00	21,183.77

6. Necessary expenses:
Inventory purchases	0.00	0.00	0.00	0.00	0.00
Freight and supplies	115.93	624.96	0.00	0.00	740.89
Wages, ETO, Commissions, Incentives, Fees	756.43	19,815.42	0.00	0.00	20,571.85
Benefits	5,232.96	5,266.37	45,414.07	0.00	55,913.40
Professional and Trustee Fees	169,994.75	134,835.63	0.00	0.00	304,830.38
Credit card fees	0.00	5,137.52	0.00	0.00	5,137.52
Bayer escrow	0.00	0.00	0.00	0.00	0.00
Payment of Sales Taxes	0.00	0.00	0.00	0.00	0.00
Building Expenses	0.00	1,620.69	0.00	0.00	1,620.69
Building Lease	0.00	0.00	0.00	0.00	0.00
Equipment Leases and Expenses	0.00	10,127.30	0.00	0.00	10,127.30
Utilities Expense	4,459.57	9,468.45	0.00	0.00	13,928.02
Utilities Deposit	0.00	0.00	0.00	0.00	0.00
Insurance	0.00	0.00	0.00	0.00	0.00
Real Estate & Personal Property Taxes	10,768.19	3,878.91	0.00	0.00	14,647.10
Accounting and Tax Fees	0.00	0.00	0.00	0.00	0.00
Wells Fargo Escrow	0.00	0.00	0.00	0.00	0.00
Bank Fees/Interest	3,542.30	363.93	0.00	0.00	3,906.23
Misc. G&A and Other fees	411.04	15,273.74	0.00	0.00	15,684.78

Subtotal — necessary expenses	195,281.17	206,412.92	45,414.07	0.00	447,108.16

TOTAL DISBURSEMENTS	195,281.17	265,804.40	45,414.07	0.00	506,499.64

NET CASH FLOW	(489,272.94)	1,146,037.29	11,940.20	0.00	668,704.55

ENDING BANK BALANCE (10/31/10)	$238,304.62	$6,106,313.14	$71,598.84	$0.00	$6,416,216.60

BANK BALANCES Per Bank Statement	$238,304.62	$6,106,313.14	$71,598.84	$0.00	$6,416,216.60